Exhibit 10.11

Julie A. Ainsworth
Chief People Office

Sears Holdings Management Corporation
3333 Beverly Road B6-169B
Hoffman Estates, IL 60179
PH: 847-286-1870
Email: Julie.Ainsworth@searshc.com
October 5, 2017
Gregory Ladley

Dear Greg,

On behalf of Sears Holdings Management Corporation (the “Company”), I am happy to confirm our offer of employment for the position of President, Apparel. Your start date will be October 15, 2017 and your work location will be New Canaan, Connecticut. The specific terms and conditions of the offer are set forth in the enclosed Executive Agreement and the Executive Agreement, once executed, shall govern the at-will employment relationship between you and the Company.
SHC Policies:
We require that our associates comply with all corporate policies, procedures and guidelines that are provided or made available to you and are applicable to all associates, including (but not limited to) those contained in the Code of Conduct in effect and as may be modified from time-to-time during your employment with the Company.
At-Will Employment:
Please note that associates retain the right to resign at any time, either with or without cause or notice. The Company retains the same right to end its relationships with associates. Accordingly, your employment is not for any specified or definite term and is terminable at will, either at your option or the option of the Company at any time, either with or without cause or advance notice.
This offer of employment is conditioned upon the receipt of proof of your eligibility to work in the United States and our receipt of satisfactory responses to background and reference checks.
This offer will expire if not accepted within one week from the date of this letter.  This offer of employment is conditioned upon you entering into the Executive Agreement.

Mr. Gregory G. Ladley
October 5, 2017

To accept, sign below and return this letter along with your signed Executive Agreement to my attention.
Greg, we look forward to your arrival!
Sincerely,

_/s/ Julie A. Ainsworth__________
Julie A. Ainsworth
Chief People Officer

Enclosure: Executive Agreement